EXHIBIT 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
DANIEL M. JUNIUS AT (978) 449-3416

NEW ENGLAND BUSINESS SERVICE, INC.
ANNOUNCES THIRD QUARTER RESULTS

GROTON, MA –April 21, 2004 – New England Business Service, Inc. (NYSE: NEB) today announced results for its third quarter ended March 27, 2004.

Revenues for the third quarter of fiscal 2004 were a record $173.5 million versus $127.3 million in the prior year. The 36% increase in sales was driven principally by the additions of Safeguard Business Systems, Inc., in June, 2003 and the Stephen Fossler Company, in January, 2004. Excluding the effect of the acquisitions, net sales grew approximately 2% over prior year levels.

Net income for the quarter of $2.4 million, or $.17 per share, compares with $5.9 million, or $.44 per share, in the year ago period. Excluding the effect of the unusual items detailed in the attached financial reconciliation worksheet, net income in the quarter was $6.6 million, or $.48 per share, versus $5.3 million, or $.40 per share, in the prior year, a 24% increase in net income and a 20% increase in earnings per share.

Mr. Richard T. Riley, President and CEO, commented, “Four of our five segments reported increased sales over the prior year exclusive of the effect of the recent acquisitions. Profit from operations was essentially at or above year ago levels in four of the five segments with only International recording lower year-to-year profits. This decline was due principally to costs incurred from the elimination of certain positions in our Canadian operation. Lower amortization costs due to finalization of the Safeguard valuation were offset by higher interest expense, incentive compensation and other general corporate expenses.”

“Reported results for the quarter were significantly impacted by the settlement of a lawsuit arising out of our PremiumWear acquisition, resulting in charges in the quarter of approximately $4.8 million, equivalent to $.21 per share,” continued Mr. Riley. “Approximately $3.7 million of this amount will be paid over the next six years. In addition, we incurred integration and restructuring costs related to the Safeguard acquisition in the quarter in the amount of $2.1 million, or $.09 per share. In the comparable quarter last year, the Company realized a gain related to the sale of our Advantage investment of $1.0 million, or $.04 per share.”

Mr. Riley added, “We currently expect sales for fiscal year 2004 to reach $710-$715 million, an increase of approximately 30%, primarily as a result of the Safeguard and Fossler acquisitions. We currently expect earnings per share to increase from the $1.51 recorded in fiscal 2003 to between $1.89-$1.91, or approximately 26% in 2004. Excluding the impact of unusual items consisting of the anticipated $.25 per share impact of planned Safeguard-related exit and integration actions in fiscal 2004 and costs related to the PremiumWear litigation and settlement amounting to $.21 per share, earnings per share are currently expected to increase in 2004 to the range of $2.35-$2.37, or approximately 14% from the comparable $2.07 level last year. This represents earnings growth of over 20% in the second half of the year. With completion of the Safeguard-related integration activities, the impact of the Fossler acquisition and a reduction in amortization expense associated with certain earlier acquisitions, we look to continue our earnings growth at this level in FY 2005.”

The effect of the unusual items on fiscal years 2003 and 2004 earnings is detailed in the attached financial reconciliation worksheet.

The Company repurchased approximately 88,600 shares of its stock during the third quarter under its existing share repurchase program.

The Board of Directors of the Company declared a dividend of $.22 per share with a record date of May 7, 2004 and a payment date of May 21, 2004.

The conference call to review the Company’s third quarter results will be broadcast live via the investor relations section of the Company’s web site, nebs.com, at 11:00 AM EDT on Thursday, April 22, 2004. A replay will be available at the same location for one week after the broadcast.

The Company’s consolidated financial results, balance sheet and statement of changes in financial position are attached along with supplemental information regarding revenues and profit from operations by reporting segment and certain financial reconciliations.

New England Business Service, Inc. is a leading business-to-business company with approximately 3.1 million active small business customers in the United States, Canada, the United Kingdom and France. The Company supplies a wide variety of business products and services including checks, forms, packaging supplies, embossed foil anniversary seals and other printed material which are marketed through direct mail, telesales, a direct sales force, dealers, dedicated distributors and the Internet. The Company also designs, embroiders and sells specialty apparel products through distributors and independent sales representatives to the promotional products/advertising specialty industry, primarily in the United States. More information about New England Business Service, Inc. is available at the Company’s web site, nebs.com.

This press release contains forward-looking statements, including expectations for future revenue and earnings performance arising from current trends in referenced product lines and channels, the effect of acquiring Safeguard Business Systems, Inc. and the Stephen Fossler Company, and other initiatives. These forward-looking statements reflect the Company’s current expectations only, and the Company expressly disclaims any current intention to update such statements. There can be no assurance that the Company’s actual results will not differ materially from those expressed or implied by these statements due to various risks and uncertainties, including the risks and uncertainties associated with successfully integrating recent acquisitions, changed customer preferences or economic conditions affecting demand for the Company’s products, and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2003, on file with the Securities and Exchange Commission.

••••

NEW ENGLAND BUSINESS SERVICE, INC.
STATEMENTS OF CONSOLIDATED INCOME
(IN THOUSANDS EXCEPT PER SHARE DATA)
(unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	Mar. 27, 2004	Mar. 29, 2003	Mar. 27, 2004	Mar. 29, 2003
NET SALES	$173,488	$127,267	$537,642	$408,717
COST OF SALES	73,773	54,765	224,633	172,182

GROSS PROFIT	99,715	72,502	313,009	236,535
PERCENTAGE OF NET SALES	57.5%	57.0%	58.2%	57.9%

OPERATING EXPENSES
SELLING AND ADVERTISING	63,222	44,519	196,837	140,117
GENERAL AND ADMINISTRATIVE	28,147	17,393	76,812	55,908
EXIT COSTS	1,480	--	3,280	--
OTHER INTANGIBLE ASSET IMPAIRMENT	646	--	646	--

TOTAL OPERATING EXPENSES	93,495	61,912	277,575	196,025

INCOME FROM OPERATIONS	6,220	10,590	35,434	40,510
PERCENTAGE OF NET SALES	3.6%	8.3%	6.6%	9.9%

OTHER (EXPENSE)/INCOME
INTEREST INCOME	83	35	235	110
INTEREST EXPENSE	(2,215)	(1,622)	(5,757)	(6,677)
LOSS ON SETTLEMENT OF INTEREST RATE SWAPS	--	--	--	(3,277)
GAIN ON SALE OF LONG-TERM INVESTMENT	--	1,027	--	11,424

TOTAL OTHER (EXPENSE)/INCOME	(2,132)	(560)	(5,522)	1,580

INCOME BEFORE INCOME TAXES	4,088	10,030	29,912	42,090

PROVISION FOR INCOME TAXES	1,704	4,144	12,034	16,309

NET INCOME	$2,384	$5,886	$17,878	$25,781

PER SHARE AMOUNTS:
DILUTED EARNINGS PER SHARE	$0.17	$0.44	$1.31	$1.93

DIVIDENDS PAID	$0.22	$0.20	$0.62	$0.60

DILUTED WEIGHTED AVERAGE
SHARES OUTSTANDING	13,699	13,274	13,657	13,324

The items identified below relate to restructuring actions, goodwill and other intangible asset impairment, charges related to settlement of a lawsuit, the gain related to the sale of our investment in Advantage Payroll Services, Inc. and charges related to the settlement of interest rate swaps due to the sale of Advantage. These items are being separately identified as we believe these restructuring actions and other events are unusual or infrequent in nature and are not directly tied to the operations and results of our core business activities. Therefore, the trends in the base business are clearer without the effects of these identified items. Management performance targets are also set on and measured against a basis that excludes these items. These items are also detailed in the accompanying Financial Reconciliation worksheet.

Net Income for the three months ended Mar. 27, 2004 includes a net after-tax charge of $4,171, or $0.31 per diluted share, related to restructuring actions, other intangible asset impairment and a lawsuit settlement. On a pretax basis, total costs were $6,952, reported in the following categories: Exit Costs $1,480, Cost of Sales $582, Selling and Advertising $17, General and Administrative $4,227 and Other Intangible Asset Impairment $646.

Net Income for the three months ended Mar. 29, 2003 included a net after-tax gain of $606, or $0.04 per diluted share, related to the sale of equity interests in Advantage Payroll, Inc.

Net Income for the nine months ended Mar. 27, 2004 includes a net after-tax charge of $5,709, or $0.42 per diluted share, related to restructuring actions, other intangible asset impairment and a lawsuit settlement. On a pretax basis, total costs were $9,515, reported in the following categories: Exit Costs $3,280, Cost of Sales $1,209, Selling and Advertising $26, General and Administrative $4,354 and Other Intangible Asset Impairment $646.

Net Income for the nine months ended Mar. 29, 2003 included a net after-tax gain of $6,997, or $0.52 per diluted share, related to the sale of equity interests in Advantage Payroll, Inc. and a net after-tax charge of $2,006, or $0.15 per diluted share, related to the loss on settlement of interest rate swaps.

NEW ENGLAND BUSINESS SERVICE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	Mar. 27, 2004	Jun. 28, 2003
	(unaudited)
ASSETS

CASH AND CASH EQUIVALENTS	$8,057	$4,743
ACCOUNTS RECEIVABLE, NET	71,477	71,049
INVENTORIES, NET	40,735	39,792
DIRECT MAIL ADVERTISING MATERIALS, NET AND PREPAID EXPENSES	18,727	18,710
DEFERRED INCOME TAX ASSET	13,662	14,041

TOTAL CURRENT ASSETS	152,658	148,335

PROPERTY AND EQUIPMENT	78,623	80,110

NET PROPERTY HELD FOR SALE	--	328

GOODWILL AND OTHER INTANGIBLE ASSETS, NET	187,473	164,293

DEFERRED INCOME TAXES AND OTHER ASSETS	26,785	25,400

TOTAL ASSETS	$445,539	$418,466

LIABILITIES AND STOCKHOLDERS' EQUITY

ACCOUNTS PAYABLE	$21,540	$22,937
ACCRUED EXPENSES	69,730	65,192
CURRENT PORTION OF LONG-TERM DEBT	10,479	764

TOTAL CURRENT LIABILITIES	101,749	88,893

LONG-TERM DEBT	157,344	157,025

DEFERRED INCOME TAXES	21,391	21,377

STOCKHOLDERS' EQUITY	165,055	151,171

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$445,539	$418,466

NEW ENGLAND BUSINESS SERVICE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(unaudited)

	NINE MONTHS ENDED
	Mar. 27, 2004	Mar. 29, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:

NET INCOME	$17,878	$25,781

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:

DEPRECIATION	17,622	14,774
AMORTIZATION	5,921	5,342
DEFERRED INCOME TAXES	(53)	(79)
EXIT COSTS	3,280	--
LOSS ON DISPOSAL OF EQUIPMENT	73	52
GAIN ON SALE OF LONG-TERM INVESTMENT	--	(11,424)
OTHER INTANGIBLE ASSET IMPAIRMENT	646	--
PROVISION FOR LOSSES ON ACCOUNTS RECEIVABLE	3,522	4,267
DEFERRED GRANTS	(7)	(6)
EMPLOYEE BENEFIT CHARGES	1,369	694

CHANGES IN ASSETS AND LIABILITIES:

ACCOUNTS RECEIVABLE, NET	(718)	(1,124)
INVENTORIES, NET	(88)	(831)
DIRECT MAIL ADVERTISING MATERIALS, NET AND PREPAID EXPENSES	1,462	287
OTHER ASSETS	(285)	527
ACCOUNTS PAYABLE	(2,854)	(4,123)
INCOME TAXES PAYABLE	(3,611)	1,725
OTHER ACCRUED EXPENSES	2,727	(1,418)

NET CASH PROVIDED BY OPERATING ACTIVITIES	46,884	34,444

CASH FLOWS FROM INVESTING ACTIVITIES:

ADDITIONS TO PROPERTY AND EQUIPMENT	(15,454)	(11,501)
PURCHASE OF LONG-TERM INVESTMENT	--	(5,421)
PROCEEDS FROM SALE OF LONG-TERM INVESTMENT	--	47,366
PROCEEDS FROM SALE OF BUILDING AND EQUIPMENT	386	11
ACQUISITION OF BUSINESSES - NET OF CASH ACQUIRED	(30,374)	--

NET CASH (USED IN)/PROVIDED BY INVESTING ACTIVITIES	(45,442)	30,455

CASH FLOWS FROM FINANCING ACTIVITIES:

REPAYMENT OF DEBT	(116,665)	(90,769)
PROCEEDS FROM BORROWINGS - NET OF ISSUANCE COSTS	126,396	37,309
PROCEEDS FROM ISSUANCE OF COMMON STOCK	6,699	619
ACQUISITION OF TREASURY STOCK	(6,692)	(4,894)
DIVIDENDS PAID	(8,138)	(7,811)

NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES	1,600	(65,546)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	272	263

NET CHANGE IN CASH AND CASH EQUIVALENTS	3,314	(384)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,743	6,112

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,057	$5,728

NEW ENGLAND BUSINESS SERVICE, INC.
SEGMENT FINANCIAL INFORMATION
(IN THOUSANDS)
(unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	Mar. 27, 2004	Mar. 29, 2003	Mar. 27, 2004	Mar. 29, 2003
NET SALES

DIRECT MARKETING - U.S.	$65,060	$62,626	$205,589	$207,406
DIRECT AND DISTRIBUTOR SALES	67,648	27,439	203,130	82,350
PACKAGING & DISPLAY PRODUCTS	19,904	18,577	62,833	60,891
INTERNATIONAL	10,634	9,306	33,808	29,146
APPAREL	10,242	9,319	32,282	28,924

TOTAL	$173,488	$127,267	$537,642	$408,717

PROFIT (LOSS) FROM OPERATIONS

DIRECT MARKETING - U.S.	$13,956	$13,126	$46,873	$47,060
DIRECT AND DISTRIBUTOR SALES	6,803	2,815	19,552	8,824
PACKAGING & DISPLAY PRODUCTS	272	278	2,465	1,863
INTERNATIONAL	(104)	152	1,209	1,758
APPAREL	(1,329)	(1,347)	(1,780)	(2,440)

TOTAL	$19,598	$15,024	$68,319	$57,065

Profit (loss) from operations is similar to income from operations as reported on the statements of consolidated income in that it excludes interest and other income and expense. This measure, however, also excludes certain items that are reported within income from operations. These include management incentive compensation, amortization, integration charges, restructuring charges, impairment charges and corporate expenses. The chief operating decision-maker, in assessing segment results, does not consider these items. In order to reconcile the segment numbers above to the Company’s income before income taxes, adjustments representing the items above totaling $15,510 and $4,994 for the three months ended Mar. 27, 2004 and Mar. 29, 2003, respectively, need to be made to the reported segment results. For the nine months ended Mar. 27, 2004 and Mar. 29, 2003, the adjustments representing the items listed above totaled $38,407 and $14,975, respectively. These adjustments are detailed in the accompanying Financial Reconciliation worksheet.

NEW ENGLAND BUSINESS SERVICE, INC.
FINANCIAL RECONCILIATIONS
(IN THOUSANDS)
(unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED		YEAR ENDED
UNUSUAL ITEMS IN EARNINGS RESULTS	Mar. 27, 2004	Mar. 29, 2003	Mar. 27, 2004	Mar. 29, 2003	Jun. 28, 2003
INCOME BEFORE INCOME TAXES AS REPORTED (GAAP)	$4,088	$10,030	$29,912	$42,090	$38,943

Unusual Items
Exit, integration, restructuring charges	2,149	--	4,712	--	998
Gain on sale of long-term investment	--	(1,027)	--	(11,424)	(11,424)
Loss on settlement of interest rate swaps	--	--	--	3,277	3,277
Goodwill and other intangible asset impairment	646	--	646	--	13,249
Charges related to lawsuit settlement	4,157	--	4,157	--	--

Total of Unusual Items	6,952	(1,027)	9,515	(8,147)	6,100

INCOME BEFORE INCOME TAXES ADJ. FOR UNUSUAL ITEMS	$11,040	$9,003	$39,427	$33,943	$45,043

NET INCOME AS REPORTED (GAAP)	$2,384	$5,886	$17,878	$25,781	$20,124

Impact of Unusual Items - Net of Income Taxes	4,171	(606)	5,709	(4,991)	7,464

NET INCOME ADJ. FOR UNUSUAL ITEMS	$6,555	$5,280	$23,587	$20,790	$27,588

DILUTED EARNINGS PER SHARE AS REPORTED (GAAP)	$0.17	$0.44	$1.31	$1.93	$1.51

Impact of Unusual Items - Net of Income Taxes	0.31	(0.04)	0.42	(0.37)	0.56

DILUTED EARNINGS PER SHARE ADJ. FOR UNUSUAL ITEMS	$0.48	$0.40	$1.73	$1.56	$2.07

	THREE MONTHS ENDED		NINE MONTHS ENDED
SEGMENT INFORMATION RECONCILIATION	Mar. 27, 2004	Mar. 29, 2003	Mar. 27, 2004	Mar. 29, 2003
INCOME BEFORE INCOME TAXES AS REPORTED	$4,088	$10,030	$29,912	$42,090

Corporate expenses and
management incentive compensation	5,630	2,659	17,449	11,213
Amortization	796	1,775	5,921	5,342
Exit, integration, restructuring charges	2,149	--	4,712	--
Other intangible asset impairment	646	--	646	--
Charges related to lawsuit settlement	4,157	--	4,157	--
Total other expense/(income)	2,132	560	5,522	(1,580)

Total Reconciling Items	15,510	4,994	38,407	14,975

TOTAL PROFIT FROM OPERATIONS PER SEGMENT INFORMATION	$19,598	$15,024	$68,319	$57,065